Exhibit 10.4

Execution Version

INCREMENTAL ASSUMPTION AGREEMENT NO. 2

INCREMENTAL ASSUMPTION AGREEMENT NO. 2, dated as of July 20, 2020 (this “Agreement”), by and among CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company, as borrower (the “Initial Borrower”), the Subsidiary Loan Parties (as defined in the Credit Agreement referred to below) party hereto, the 2020 Incremental Revolving Lender (as defined below), the Consenting L/C Issuer (as defined below) and the Administrative Agent (as defined below), relating to that certain Credit Agreement, dated as of December 22, 2017 (as amended by the First Amendment to Credit Agreement, dated as of June 15, 2020 and the Incremental Term Loan Agreement (as defined below) and as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, the Initial Borrower, the other borrowers party thereto from time to time, the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, the Initial Borrower has requested an Incremental Revolving Facility Commitment in an aggregate principal amount of $25.0 million (the “2020 Incremental Revolving Facility Commitment” and the Revolving Facility Loans made thereunder, the “2020 Incremental Revolving Facility Loans”) pursuant to Section 2.21(a) of the Credit Agreement, which 2020 Incremental Revolving Facility Commitment shall (a) constitute an increase to, and have the same terms and conditions as, the Revolving Facility Commitments under the existing Revolving Facility and (b) be incurred in connection with the CEC Acquisition (as defined in that certain Incremental Assumption Agreement No. 1, dated as of the date hereof, by and among the Initial Borrower, the Subsidiary Loan Parties party thereto, the Administrative Agent and the other parties party thereto, the “Incremental Term Loan Agreement”);

WHEREAS, the institution listed on Schedule I hereto (the “2020 Incremental Revolving Facility Lender”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the 2020 Incremental Revolving Facility Commitment to the Borrowers on the Incremental Effective Date (as defined below) in the amount set forth opposite its name under the heading “2020 Incremental Revolving Facility Commitment” on Schedule I hereto and to make Revolving Facility Loans to the Borrowers thereunder from time to time on and after the Incremental Effective Date;

WHEREAS, (a) on the Agreement Effective Date the Initial Borrower intends to repay, or cause to be repaid, in full the outstanding indebtedness of CEOC (as defined in the Credit Agreement) under the CEOC Credit Agreement (as defined in the Incremental Term Loan Agreement) and terminate in full all commitments thereunder (the “CEOC Refinancing”), (b) the Initial Borrower desires that immediately upon the consummation of the CEOC Refinancing, each “Letter of Credit” issued by Credit Suisse AG, Cayman Islands Branch (the “Consenting L/C Issuer”) under the CEOC Credit Agreement and set forth on Schedule III hereto (each a “Continued Letter of Credit”) be deemed to be a Letter of Credit issued by the Consenting L/C Issuer under, and subject to the terms of, the Credit Agreement, (c) pursuant to Section 2.05(a)(i) of the Credit Agreement, after giving effect to any L/C Credit Extension with respect to any Letter of Credit under any Revolving Facility (such as the L/C Credit Extension described in (b) above), the Outstanding Amount of the L/C Obligations of the applicable L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Commitment unless such L/C Issuer has consented thereto and (d) the Consenting L/C Issuer agrees that effective as of the Agreement Effective Date each Continued Letter of Credit shall be deemed to be a Letter of Credit issued under, and subject to the terms of the Credit Agreement and desires to consent to the Outstanding Amount of the L/C Obligations of the Consenting L/C Issuer exceeding the L/C Issuer’s Letter of Credit Commitment as a result of the deemed issuance of the Continued Letters of Credit under the Credit Agreement.

WHEREAS, (a) the Initial Borrower, the Subsidiary Loan Parties party hereto, the 2020 Incremental Revolving Facility Lender and the Administrative Agent are entering into this Agreement in order to evidence such 2020 Incremental Revolving Facility Commitment, which is deemed to be provided on the Incremental Effective Date in accordance with Section 2.21(a) of the Credit Agreement and (b) the Initial Borrower and the Consenting L/C Issuer are entering into this Agreement in order to provide for the issuance of the Continued Letters of Credit under the Credit Agreement.

AGREEMENT:

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. 2020 Incremental Revolving Facility Commitment.

(a) Subject to the terms and conditions set forth herein, the 2020 Incremental Revolving Facility Lender hereby agrees to provide the 2020 Incremental Revolving Facility Commitment as set forth on Schedule I annexed hereto on the terms set forth in this Agreement, and its agreements hereunder, including its agreement to provide the 2020 Incremental Revolving Facility Commitment subject only to the conditions set forth herein shall be binding as of the Agreement Effective Date (as defined below).

(b) The 2020 Incremental Revolving Facility Commitment of the 2020 Incremental Revolving Facility Lender is in addition to such 2020 Incremental Revolving Facility Lender’s existing Loans and Commitments under the Credit Agreement, if any (which shall continue under and be subject in all respects to the Credit Agreement), and, immediately after giving effect to the modifications contemplated hereby, shall be subject in all respects to the terms of the Credit Agreement (and, in each case, the other Loan Documents).

(c) It is the understanding, agreement and intention of the parties that (i) the 2020 Incremental Revolving Facility Commitment shall be part of the same Class of Revolving Facility Commitments as the Revolving Facility Commitments under the existing Revolving Facility and shall constitute Revolving Facility Commitments and Commitments under the Loan Documents and (ii) all 2020 Incremental Revolving Facility Loans incurred pursuant to the 2020 Incremental Revolving Facility Commitment shall be part of the same Class of Loans as the Initial Revolving Loans and shall constitute Initial Revolving Loans, Revolving Facility Loans and Loans under the Loan Documents. The 2020 Incremental Revolving Facility Commitment and the 2020 Incremental Revolving Facility Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents and shall be on terms and conditions identical to the Revolving Facility Commitments and the Initial Revolving Loans, respectively, under the existing Revolving Facility.

(d) The 2020 Incremental Revolving Facility Commitment may be drawn from time to time on or after the Incremental Effective Date in accordance with Section 2.01(c) of the Credit Agreement and shall terminate as set forth in Section 2.08(a) of the Credit Agreement. The 2020 Incremental Revolving Facility Loans borrowed under the 2020 Incremental Revolving Facility Commitment shall be repaid in accordance with Section 2.09(a)(i) and Section 2.10(b) of the Credit Agreement.

(e) The 2020 Incremental Revolving Facility Lender acknowledges and agrees that upon its execution of this Agreement that such 2020 Incremental Revolving Facility Lender shall on and as of the Agreement Effective Date be, a “Revolving Facility Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of Revolving Facility Loans (including 2020 Incremental Revolving Facility Loans) from time to time on and after the Incremental Effective Date in accordance with the Credit Agreement. The 2020 Incremental Revolving Facility Lender has delivered herewith to the Initial Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2020 Incremental Revolving Facility Lender may be required to deliver to the Initial Borrower and the Administrative Agent pursuant to Section 2.17 of the Credit Agreement.

(f) This Agreement represents the Initial Borrower’s request for 2020 Incremental Revolving Facility Commitment to be provided as additional Revolving Facility Commitments under the existing Revolving Facility on the terms set forth herein on the Incremental Effective Date and for the 2020 Incremental Revolving Facility Loans to be made thereunder from time to time on and after the Incremental Effective Date in accordance with the Credit Agreement.

(g) For purposes of calculating the Commitment Fee owed to the 2020 Incremental Revolving Facility Lender pursuant to Section 2.12 of the Credit Agreement, the Available Unused Commitment of the 2020 Incremental Revolving Facility Commitment shall commence with the Agreement Effective Date.

SECTION 3. Reallocation of Revolving Facility Loans.

(a) On the Incremental Effective Date to the extent necessary for the then outstanding Initial Revolving Loans and then funded and unfunded participations in Letters of Credit under the existing Revolving Facility to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages under the existing Revolving Facility after giving effect to the 2020 Incremental Revolving Facility Commitment, the Revolving Facility Lenders and the 2020 Incremental Revolving Facility Lender shall assign, transfer or purchase, as applicable, interests in the Initial Revolving Loans and funded and unfunded participations in Letters of Credit, or take such other actions as the Administrative Agent may determine to be necessary. Such assignments, transfers or purchases shall be made pursuant to such procedures as may be designated by the Administrative Agent and shall not be required to be effectuated in accordance with Section 9.04 of the Credit Agreement. The Administrative Agent is authorized and directed to take such actions and make such entries in the Register as shall be necessary or appropriate to effectuate this Section 3. Each of the Lenders party hereto agrees to waive any breakage costs pursuant to Section 2.16 of the Credit Agreement that may arise due to the reallocation set forth in this Section 3. In addition, the 2020 Incremental Revolving Facility Lender acknowledges that the Interest Period with respect to the Initial Revolving Loans allocated to it pursuant to this Section 3 shall be the same Interest Period applicable to the outstanding Initial Revolving Loans held by the other Revolving Facility Lenders.

SECTION 4. Continued Letters of Credit; L/C Issuer Consent. Each of the Initial Borrower and the Consenting L/C Issuer hereby agree that, effective as of the Agreement Effective Date, each of the Continued Letters of Credit shall constitute a Letter of Credit under, and be subject to the terms and conditions of, the Credit Agreement. In accordance with Section 2.05(c) of the Credit Agreement, the Consenting L/C Issuer hereby consents to the Outstanding Amount of the L/C Obligations of the Consenting L/C Issuer exceeding the L/C Issuer’s Letter of Credit Commitment as a result of the deemed issuance of the Continued Letters of Credit under the Credit Agreement contemplated hereby.

SECTION 5. Conditions to Effectiveness of this Agreement. This Agreement shall become effective, and the agreements and commitments of the 2020 Incremental Revolving Facility Lender shall be irrevocable, as of the first date (the “Agreement Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from each Loan Party, the 2020 Incremental Revolving Facility Lender and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b) the “2020 Incremental Effective Date” under the Incremental Term Loan Agreement shall have occurred;

(c) ERI (as defined in the Incremental Term Loan Agreement) shall have consummated an offering of at least 16 million shares of its stock (it being acknowledged and agreed that this condition was satisfied on June 19, 2020); and

(d) immediately after giving effect to the 2020 Incremental Revolving Facility Commitment on the Agreement Effective Date, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Initial Borrower) or (i) (with respect to the Initial Borrower) under the Credit Agreement shall have occurred and be continuing or would result therefrom.

SECTION 6. Conditions to Availability of 2020 Incremental Revolving Facility Commitment. Subject to Section 11, the 2020 Incremental Revolving Facility Commitment shall be available effective as of the first date (the “Incremental Effective Date”) following the Agreement Effective Date on which the Initial Borrower shall have received all necessary approvals from Gaming Authorities for the incurrence of the 2020 Incremental Revolving Facility Commitment. The Initial Borrower shall deliver written notice to the Administrative Agent of the occurrence of the Incremental Effective Date, which shall be conclusive and binding on the Initial Borrower, the Subsidiary Loan Parties, the Administrative Agent and the 2020 Incremental Revolving Facility Lender.

SECTION 7. Governing Law; Etc.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 8. Confirmation of Guaranties and Security Interests. This Agreement shall not constitute a novation of the Credit Agreement or any of the Loan Documents. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement as in effect immediately prior to the effectiveness of this Agreement or discharge or release the Lien or priority of any Security Document or any other security thereof. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the 2020 Incremental Revolving Facility Commitment) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (ii) constitute Loan Obligations and (b) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to the extension of credit contemplated herein. Each Loan Party ratifies and confirms its prior grant and the validity of all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party with all such Liens continuing in full force and effect after giving effect to this Agreement, and such Liens are not released or reduced hereby, and continue to secure full payment and performance of the Loan Obligations as increased hereby.

SECTION 9. Reference to and Effect on the Loan Documents.

(a) On and after the Agreement Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Agreement.

(b) From and after the Agreement Effective Date, this Agreement shall be a Loan Document under the Credit Agreement for all purposes of the Credit Agreement.

(c) This Agreement shall constitute an “Incremental Assumption Agreement”, the 2020 Incremental Revolving Facility Lender shall constitute an “Incremental Revolving Facility Lender,” a “Revolving Facility Lender,” and a “Lender”, the 2020 Incremental Revolving Facility Loans shall constitute “Revolving Facility Loans” and “Initial Revolving Loans” and the 2020 Incremental Revolving Facility Commitment shall constitute an “Incremental Revolving Facility Commitment,” “Revolving Facility Commitment,” and “Commitment”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

(d) After giving effect to the incurrence of the 2020 Incremental Revolving Facility Commitment, upon the effectiveness and availability thereof on the Incremental Effective Date, the Commitments of the Revolving Facility Lenders shall be as set forth on Schedule II hereof (as such Commitments may be adjusted pursuant to assignments, increases or terminations in accordance with the terms of the Credit Agreement).

(e) This Agreement shall constitute notice to the Administrative Agent required under Section 2.21(a) of the Credit Agreement.

SECTION 10. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic mail (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 11. Termination of 2020 Incremental Revolving Facility Commitment and Treatment of Terminated or Reduced 2020 Incremental Revolving Facility Commitment.

(a) If the Incremental Effective Date has not occurred on or prior to the date that is 180 days after the Agreement Effective Date (or such later date as may be agreed by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) upon written request from the Initial Borrower) then the 2020 Incremental Revolving Facility Commitment shall automatically be terminated and reduced to $0 on such date. Without limiting the foregoing, the Initial Borrower may terminate the 2020 Incremental Revolving Facility Commitment at any time in accordance with Section 2.08 of the Credit Agreement. The date of any termination of the 2020 Incremental Revolving Facility Commitment under this Section 11(a) is referred to herein as the “Termination Date”.

(b) If either the Termination Date occurs or the 2020 Incremental Revolving Facility Commitment is reduced by the Initial Borrower prior to the Incremental Effective Date, the 2020 Incremental Revolving Facility Commitment of the 2020 Incremental Revolving Facility Lender shall automatically be terminated and/or reduced, as applicable. For the avoidance of doubt, the Revolving Facility Commitments in effect under the Credit Agreement that are not 2020 Incremental Revolving Facility Commitments shall not be terminated and/or reduced ratably by the occurrence of such Termination Date or reduction of the 2020 Incremental Revolving Facility Commitment prior to the Incremental Effective Date.

(c) On and after the Incremental Effective Date, any reduction or termination of the 2020 Incremental Revolving Facility Commitment (which, for the avoidance of doubt, shall be part of the same Class of Revolving Facility Commitments as the Revolving Facility Commitments under the existing Revolving Facility) shall be made ratably among the Revolving Facility Commitments under the existing Revolving Facility in accordance with Section 2.08 of the Credit Agreement.

SECTION 12. Miscellaneous. The Initial Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CAESARS RESORT COLLECTION, LLC,
as Initial Borrower

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

SUBSIDIARY LOAN PARTIES:

3535 LV NEWCO, LLC
AC CONFERENCE HOLDCO., LLC
AC CONFERENCE NEWCO., LLC
CAESARS GROWTH BALLY’S LV, LLC
CAESARS GROWTH CROMWELL, LLC
CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC
CAESARS GROWTH PH FEE, LLC
CAESARS GROWTH PH, LLC
CAESARS GROWTH QUAD, LLC
CAESARS LINQ, LLC
CAESARS OCTAVIUS, LLC
CAESARS RESORT COLLECTION, LLC
CENTAUR ACQUISITION, LLC
CENTAUR COLORADO, LLC
CENTAUR HOLDINGS, LLC
CORNER INVESTMENT COMPANY, LLC
CRC FINCO, INC.
FLAMINGO LAS VEGAS OPERATING COMPANY, LLC
HARRAH’S ATLANTIC CITY PROPCO, LLC
HARRAH’S LAS VEGAS, LLC
HARRAH’S LAUGHLIN, LLC
HOOSIER PARK, LLC
HP DINING & ENTERTAINMENT II, LLC
HP DINING & ENTERTAINMENT, LLC
JAZZ CASINO COMPANY, L.L.C.
JCC FULTON DEVELOPMENT, L.L.C.
JCC HOLDING COMPANY II LLC
LAUNDRY NEWCO, LLC
NEW CENTAUR, LLC
OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC
PARBALL NEWCO, LLC
PARIS LAS VEGAS OPERATING COMPANY, LLC
PHWLV, LLC
RIO PROPERTIES, LLC

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC

By: CAESARS RESORT COLLECTION, LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Consenting L/C Issuer

By:	/s/ Whitney Gason
Name:	Whitney Gason
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as 2020 Incremental Revolving Facility Lender

By:	/s/ Charles Johnston
Name:	Charles Johnston
Title:	Authorized Signatory

Schedule I

2020 Incremental Revolving Facility Commitments

Lender	2020 Incremental Revolving Facility Commitment
Goldman Sachs Lending Partners LLC	$25,000,000.00

Schedule II

Revolving Facility Commitments

Lender	Revolving Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$110,000,000.00
JPMorgan Chase Bank, N.A.	$110,000,000.00
Bank of America, N.A.	$95,000,000.00
Citibank, N.A.	$95,000,000.00
Deutsche Bank AG New York Branch	$95,000,000.00
Morgan Stanley Senior Funding, Inc.	$95,000,000.00
Goldman Sachs Bank USA	$75,000,000.00
UBS AG, Stamford Branch	$75,000,000.00
Barclays Bank PLC	$50,000,000.00
Macquarie Capital Funding LLC	$50,000,000.00
Citizens Bank, National Association	$50,000,000.00
Truist Bank (f/k/a SunTrust Bank)	$50,000,000.00
Wells Fargo Bank, N.A.	$50,000,000.00
Goldman Sachs Lending Partners LLC	$25,000,000.00

Total	$1,025,000,000.00

Schedule III

CEOC Letters of Credit

L/C Issuer	Beneficiary	Letter of Credit Number	Letter of Credit Amount
Credit Suisse AG, Cayman Islands Branch	Doug Kirby	TS-07007517	$150,000
Credit Suisse AG, Cayman Islands Branch	Juanita Nawolski	TS-07007518	$200,000
Credit Suisse AG, Cayman Islands Branch	Kenneth Wilson	TS-07007538	$100,000
Credit Suisse AG, Cayman Islands Branch	Marvin Spencer	TS-07007582	$600,000
Credit Suisse AG, Cayman Islands Branch	Silvia Randazzo	TS-07011436	$950,000
Credit Suisse AG, Cayman Islands Branch	Safety National Casualty	TS-07008161	$11,000,000
Credit Suisse AG, Cayman Islands Branch	Old Republic Insurance Company	TS-07008976	$5,546,366
Credit Suisse AG, Cayman Islands Branch	Zurich American Insurance Company	TS-07008975	$20,000,000